                                                                    EXHIBIT 99.2







                    Unaudited Interim Consolidated Financial
                  Statements of Generac Portable Products, Inc.

                         GENERAC PORTABLE PRODUCTS, INC.
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)
                      (AMOUNTS IN 000'S, EXCEPT SHARE DATA)

                                                                                         MARCH 31,        DECEMBER 31,
                                                                                           2001               2000
                                                                                         ---------         ---------
ASSETS
Current assets:
         Cash and cash equivalents                                                       $     916         $     281
         Accounts receivable (less allowances of $216 and $193, respectively)               33,606            38,762
         Inventories                                                                        64,721            69,908
         Deferred income taxes                                                               1,557             1,557
         Prepaid expenses and other current assets                                           5,021             4,749
                                                                                         ---------         ---------
            Total current assets                                                           105,821           115,257

Property, plant and equipment, net                                                          26,860            27,609
Intangible assets, net                                                                     200,418           201,791
Deferred financing costs, net                                                                6,036             6,134
Other                                                                                           31                41
                                                                                         ---------         ---------
            Total assets                                                                 $ 339,166         $ 350,832
                                                                                         =========         =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
         Current portion of long-term debt                                               $  92,744         $   8,218
         Trade accounts payable                                                             10,725            17,635
         Accrued employee compensation, benefits and payroll withholdings                    1,337             1,924
         Other accrued liabilities                                                           8,358            10,900
                                                                                         ---------         ---------
            Total current liabilities                                                      113,164            38,677

Long-term debt obligations                                                                 122,059           199,521
Other long-term obligations                                                                  1,188             1,049
Deferred income taxes                                                                        1,231             3,908
                                                                                         ---------         ---------
            Total liabilities                                                              237,642           243,155

Commitments and contingencies (Note 4)

Common stock warrants                                                                        2,115             2,115

Stockholders' equity:
         Common stock, $.01 par value, 12,000 shares authorized; 8,500 shares
                issued and outstanding                                                           1                 1
         Additional paid-in capital                                                        112,481           112,481
         Retained earnings                                                                   1,304             6,276
         Accumulated other comprehensive loss                                               (2,719)           (1,538)
         Excess of purchase price over book value of net assets acquired
                from entities partially under common control                               (11,658)          (11,658)
                                                                                         ---------         ---------
                 Total stockholders' equity                                                 99,409           105,562
                                                                                         ---------         ---------
                 Total liabilities and stockholders' equity                              $ 339,166         $ 350,832
                                                                                         =========         =========




The accompanying notes are an integral part of the financial statements.

                         GENERAC PORTABLE PRODUCTS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                               (AMOUNTS IN $000'S)

                                                                 For the Quarter        For the Quarter
                                                                      Ended                  Ended
                                                                  March 31, 2001         April 1, 2000
                                                                  --------------         -------------
Net sales                                                           $ 53,939               $ 70,859
Cost of sales                                                         44,404                 56,841
                                                                    --------               --------
            Gross profit                                               9,535                 14,018
Operating expenses:
        Selling and service                                            7,992                  7,334
        General and administrative                                     2,030                  2,303
        Intangible asset amortization                                  1,374                  1,341
                                                                    --------               --------
            Income (loss) from operations                             (1,861)                 3,040
Other expense:
        Interest expense                                               5,597                  5,109
        Deferred financing cost amortization                             127                    235
        Other expense (income), net                                       64                    (25)
                                                                    --------               --------
            Loss before income tax benefit                            (7,649)                (2,279)
Benefit for income taxes                                              (2,677)                  (805)
                                                                    --------               --------
            Net loss                                                $ (4,972)              $ (1,474)
                                                                    ========               ========






The accompanying notes are an integral part of the financial statements.

                         GENERAC PORTABLE PRODUCTS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                               (AMOUNTS IN $000'S)

                                                                                         For the Quarter    For the Quarter
                                                                                              Ended              Ended
                                                                                          March 31, 2001     April 1, 2000
                                                                                          --------------     -------------
Operating activities:
        Net loss                                                                            $ (4,972)          $ (1,474)
        Adjustments to reconcile net loss to net cash used for operating activities
          Depreciation                                                                         1,060                958
          Amortization                                                                         1,501              1,576
          Accretion on zero coupon notes                                                         313                  -
          Deferred income taxes                                                               (2,677)              (805)
          Increase (decrease) in cash due to changes in:
                 Accounts receivable                                                           4,831             (5,764)
                 Inventories                                                                   4,775            (24,307)
                 Other assets                                                                   (265)              (405)
                 Trade accounts payable                                                       (6,844)            16,061
                 Accrued liabilities                                                          (3,338)            (8,495)
                                                                                            --------           --------
          Net cash used for operating activities                                              (5,616)           (22,655)
                                                                                            --------           --------

Investing activities:
        Capital expenditures                                                                    (424)            (1,812)
                                                                                            --------           --------
          Net cash used for investing activities                                                (424)            (1,812)
                                                                                            --------           --------
Financing activities:
        Net borrowings under revolving loan facility                                           8,800             27,100
        Payments on other long-term debt obligations                                          (2,049)            (2,055)
        Payment of deferred financing costs                                                      (29)                 -
                                                                                            --------           --------
          Net cash provided by financing activities                                            6,722             25,045
                                                                                            --------           --------

Effect of exchange rate changes on cash                                                          (47)              (131)
                                                                                            --------           --------

Net increase (decrease) in cash and cash equivalents                                             635                447
Cash and cash equivalents:
        Beginning of period                                                                 $    281           $    384
                                                                                            --------           --------
        End of period                                                                       $    916           $    831
                                                                                            ========           ========
Supplemental cash flow information:
        Cash paid for interest                                                              $  8,348           $  8,336
                                                                                            ========           ========
        Cash paid for taxes                                                                 $      -           $    135
                                                                                            ========           ========

The accompanying notes are an integral part of the financial statements.

                         GENERAC PORTABE PRODUCTS, INC.
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2001
                 (DOLLAR AMOUNTS IN THOUSANDS UNLESS INDICATED)

1.       BASIS OF PRESENTATION

         Generac Portable Products, Inc. (together with its subsidiaries, including Generac Portable Products, LLC, GPPD, Inc. and GPPW, Inc. on a consolidated basis, "Generac" or the "company"), has domestic operations located in Jefferson, Wisconsin and branch operations in the United Kingdom, Germany and Spain, and is a leader in the design, manufacture and sale of portable generators and pressure washers for use in both industrial and residential applications. Generac sells primarily to large home center retailers throughout the United States, Canada and Europe.

         These financial statements have been prepared by Generac pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC") and, in the opinion of Generac's management, include all adjustments (all of which are normal and recurring in nature) necessary to present fairly the financial position, results of operations and cash flows of Generac for the interim periods presented. These financial statements include the accounts of Generac's wholly owned subsidiaries, and all significant intercompany transactions have been eliminated. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed and omitted pursuant to such rules and regulations. These unaudited consolidated financial statements should be read in conjunction with Generac's audited financial statements for the year ended December 31, 2000 included in the company's Form 10-K as filed with the SEC on April 2, 2001. Certain reclassifications have been made to the first quarter 2000 financial statements to conform to the first quarter 2001 presentation.


2.       INVENTORIES

         Inventories consist of the following:

                                                MARCH 31,      DECEMBER 31,
                                                  2001             2000
                                              -----------      ------------
 Raw materials and sub-assemblies             $    42,998       $    43,488
 Finished goods                                    21,723            26,420
                                              -----------      ------------
                                              $    64,721       $    69,908
                                              ===========      ============

3.       INCOME TAXES

         Generac recorded an income tax benefit by estimating the annual effective income tax rate and applying that rate to the pretax loss.

4.       COMMITMENTS AND CONTINGENCIES

         In the normal course of business, Generac is involved in certain legal actions and claims. Management believes that such litigation and claims will be resolved without material adverse effect on Generac's financial position, results of operations or cash flows.


5.       COMPREHENSIVE LOSS

         Components of total comprehensive loss for the quarters ended March 31, 2001 and April 1, 2000, consist of the following:

                                                   FOR THE QUARTER    FOR THE QUARTER
                                                         ENDED              ENDED
                                                    MARCH 31, 2001     APRIL 1, 2000
                                                   ---------------    ---------------
 Net loss                                               $(4,972)          $(1,474)

 Other comprehensive loss
      Hedging activities - (see note 8)                    (365)                -
      Foreign currency translation adjustments             (816)             (397)
                                                        -------           -------
      Total other comprehensive loss                     (1,181)             (397)
                                                        -------           -------

 Comprehensive loss                                     $(6,153)          $(1,871)
                                                        =======           =======

6.       SEPARATE FINANCIAL INFORMATION OF CO-ISSUERS AND GUARANTOR OF THE NOTES

         On July 9, 1998, Generac Portable Products, LLC and GPPW, Inc. ("GPPW") co-issued $110 million of 11 1/4% senior subordinated notes due 2006 (the "Notes") which are guaranteed by Generac Portable Products, Inc. While Generac Portable Products, LLC and GPPW are jointly and severally liable for the obligations under the Notes, GPPW does not conduct any operations, or have any assets of any kind other than its investment in Generac Portable Products, LLC. The following unaudited condensed supplemental consolidating financial information as of March 31, 2001 and December 31, 2000 and for the periods ended March 31, 2001 and April 1, 2000, reflects the investments of Generac Portable Products, Inc., GPPW and GPPD, Inc. ("GPPD") in Generac Portable Products, LLC using the equity method. Generac Portable Products, Inc., GPPW and GPPD are dependent upon Generac Portable Products, LLC for cash flows to fund their income tax liabilities arising from their respective investments. GPPW and GPPD are wholly-owned subsidiaries of Generac Portable Products, Inc., and GPPW and GPPD hold a 5% and 95% ownership interest in Generac Portable Products, LLC, respectively.

AS OF MARCH 31, 2001
                                 GENERAC PORTABLE                           GENERAC PORTABLE
                                  PRODUCTS, INC.     GPPW           GPPD      PRODUCTS, LLC   ELIMINATIONS   CONSOLIDATED
                                  --------------     ----           ----      -------------   ------------   ------------
Current assets                      $   5,523      $     276      $   5,247      $ 100,298      $  (5,523)     $ 105,821
Investment in affiliates              111,431          5,387        101,752              -       (218,570)             -
Noncurrent assets                       1,231              -              -        233,345         (1,231)       233,345
                                    ---------      ---------      ---------      ---------      ---------      ---------
                                    $ 118,185      $   5,663      $ 106,999      $ 333,643      $(225,324)     $ 339,166
                                    =========      =========      =========      =========      =========      =========


Current liabilities                 $   5,523      $       -      $       -      $ 113,164      $  (5,523)     $ 113,164
Long-term debt                              -              -              -        122,059              -        122,059
Other long-term obligations             1,231             61          1,170          1,188         (1,231)         2,419
Common stock warrants                       -              -              -          2,115              -          2,115
Stockholders' equity                  111,431          5,602        105,829         95,117       (218,570)        99,409
                                    ---------      ---------      ---------      ---------      ---------      ---------
                                    $ 118,185      $   5,663      $ 106,999      $ 333,643      $(225,324)     $ 339,166
                                    =========      =========      =========      =========      =========      =========



AS OF DECEMBER 31, 2000
                                 GENERAC PORTABLE                           GENERAC PORTABLE
                                  PRODUCTS, INC.     GPPW           GPPD      PRODUCTS, LLC   ELIMINATIONS   CONSOLIDATED
                                  --------------     ----           ----      -------------   ------------   ------------
 Current assets                     $   5,523      $     276      $   5,247      $ 109,734      $  (5,523)     $ 115,257
 Investment in affiliates             117,220          5,785        109,820              -       (232,825)             -
 Noncurrent assets                      3,908              -              -        235,575         (3,908)       235,575
                                    ---------      ---------      ---------      ---------      ---------      ---------
                                    $ 126,651      $   6,061      $ 115,067      $ 345,309      $(242,256)     $ 350,832
                                    =========      =========      =========      =========      =========      =========

 Current liabilities                $   5,523      $       -      $       -      $  38,677      $  (5,523)     $  38,677
 Long-term debt                             -              -              -        199,521              -        199,521
 Other long-term obligations            3,908            195          3,713          1,049         (3,908)         4,957
 Common stock warrants                      -              -              -          2,115              -          2,115
 Stockholders' equity                 117,220          5,866        111,354        103,947       (232,825)       105,562
                                    ---------      ---------      ---------      ---------      ---------      ---------
                                    $ 126,651      $   6,061      $ 115,067      $ 345,309      $(242,256)     $ 350,832
                                    =========      =========      =========      =========      =========      =========


FOR THE QUARTER ENDED MARCH 31, 2001
                                 GENERAC PORTABLE                           GENERAC PORTABLE
                                  PRODUCTS, INC.     GPPW           GPPD      PRODUCTS, LLC   ELIMINATIONS   CONSOLIDATED
                                  --------------     ----           ----      -------------   ------------   ------------
 Net sales                          $       -      $       -      $       -      $  53,939      $       -      $  53,939
 Gross profit                               -              -              -          9,535              -          9,535
 Operating expenses                         -              -              -         11,396              -         11,396
                                    ---------      ---------      ---------      ---------      ---------      ---------
 Operating loss                             -              -              -         (1,861)             -         (1,861)
 Interest expense                           -              -              -          5,597              -          5,597
 Other expense (income), net                -              -              -            191              -            191
 Equity in losses of affiliates        (4,972)          (382)        (7,267)             -         12,621              -
                                    ---------      ---------      ---------      ---------      ---------      ---------
 Loss before income taxes              (4,972)          (382)        (7,267)        (7,649)        12,621         (7,649)
 Benefit for income taxes                   -           (134)        (2,543)             -              -         (2,677)
                                    ---------      ---------      ---------      ---------      ---------      ---------
 Net loss                           $  (4,972)     $    (248)     $  (4,724)     $  (7,649)     $  12,621      $  (4,972)
                                    =========      =========      =========      =========      =========      =========


FOR THE QUARTER ENDED APRIL 1, 2000
                                 GENERAC PORTABLE                           GENERAC PORTABLE
                                  PRODUCTS, INC.     GPPW           GPPD      PRODUCTS, LLC   ELIMINATIONS   CONSOLIDATED
                                  --------------     ----           ----      -------------   ------------   ------------
 Net sales                          $       -      $       -      $       -      $  70,859      $       -      $  70,859
 Gross profit                               -              -              -         14,018              -         14,018
 Operating expenses                         -              -              -         10,978              -         10,978
                                    ---------      ---------      ---------      ---------      ---------      ---------
 Operating income
                                            -              -              -          3,040              -          3,040
 Interest expense
                                            -              -              -          5,109              -          5,109
 Other expense (income), net
                                            -              -              -            210              -            210
 Equity in losses of affiliates        (1,474)          (114)        (2,165)             -          3,753              -
                                    ---------      ---------      ---------      ---------      ---------      ---------
 Loss before income taxes              (1,474)          (114)        (2,165)        (2,279)         3,753         (2,279)
 Benefit for income taxes                   -            (40)          (765)             -              -           (805)
                                    ---------      ---------      ---------      ---------      ---------      ---------
 Net loss                           $  (1,474)     $     (74)     $  (1,400)     $  (2,279)     $   3,753      $  (1,474)
                                    =========      =========      =========      =========      =========      =========

7.       SEGMENT INFORMATION

         Generac is a leader in the design, manufacture and sale of portable generators and pressure washers. Engineering, manufacturing, marketing and administrative resources are generally not product specific and Generac evaluates operating performance based upon the combined results of these product lines.

Information regarding Generac's geographic areas is summarized below:

                                                                       UNITED
                                                                       STATES         EUROPE        CONSOLIDATED
                                                                       ------         ------        ------------
 Net sales - for the quarter ended March 31, 2001                     $ 48,751       $ 5,188          $   53,939
 Net sales - for the quarter ended April 1, 2000                        64,785         6,074              70,859
 Long-lived assets - as of March 31, 2001                              231,287         2,058             233,345
 Long-lived assets - as of December 31, 2000                           233,371         2,204             235,575



         Generac sells primarily to large home center retailers. Three customers accounted for approximately 77% of net sales for the quarter ended March 31, 2001. Accounts receivable from these three customers approximated $20,054 at March 31, 2001. Two customers accounted for approximately 65% of net sales for the quarter ended April 1, 2000. Accounts receivable from these two customers approximated $20,854 at December 31, 2000. These customers individually comprised more than 10% of Generac's net sales for the respective periods.

         Generac purchases its materials from a broad supplier base. Three suppliers accounted for approximately 52% of purchases for the quarterly period ended March 31, 2001. Accounts payable to these three suppliers approximated $1,090 at March 31, 2001. Two suppliers accounted for approximately 42% of purchases for the quarter ended April 1, 2000. Accounts payable to these two suppliers approximated $3,759 at December 31, 2000. Each of these suppliers individually comprised more than 10% of Generac's purchases for the respective periods. Briggs and Stratton Corporation was one of the major suppliers listed above in each of the respective periods.


8.       HEDGING ACTIVITIES

         As of January 1, 2001 the company adopted Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement requires all derivative instruments to be recorded on the balance sheet as assets or liabilities, at fair value. Changes in the fair value of derivatives are recorded each period in current earnings or comprehensive income, depending on whether a derivative is designated and qualifies as part of a hedge transaction and if so, the type of hedge transaction.

         The company entered into an interest rate swap agreement on August 10, 1998 to reduce the impact of changes in interest rates on its floating rate debt. As of March 31, 2001, this interest rate swap agreement was currently outstanding with a financial institution, having a total notional principal amount of $30.0 million and expiring in October 2003. The interest rate swap is designated as a cash flow hedge instrument based upon the criteria established by SFAS No. 133. For a derivative designated as a cash flow hedge, the effective portion of the derivative's gain or loss due to a change in fair value is initially recorded as a component of other comprehensive income and subsequently reclassified into earnings when the hedged exposure affects earnings.

         The cumulative effect of adopting SFAS No. 133 as of January 1, 2001 was insignificant. The impact of SFAS No. 133 during the quarter ended March 31, 2001 resulted in a net loss, recognized in comprehensive loss, of $365.


9.       VOLUME REBATES AND TIME BASED INCENTIVES

         In January 2001, the Emerging Issues Task Force ("EITF") reached a consensus on a subset of EITF No. 00-22, "Accounting for "Points" and Certain Other Time- or Volume-Based Sales Incentive Offers, and Offers for Free Products or Services to be Delivered in the Future." This issue requires recognition of the liability associated with time- or volume-based incentives as earned by the customer and classification of these incentives as a reduction of net revenue. Generac adopted the provisions of EITF 00-22 on January 1, 2001. Adoption of EITF 00-22 resulted in a decrease in net sales and a corresponding decrease in selling and service expenses of $1,713 and $2,193 for the quarters ended March 31, 2001 and April 1, 2000, respectively.


10.      LONG-TERM DEBT OBLIGATIONS

         At March 31, 2001, the Company was in violation of certain financial covenants under the Senior Secured Credit Facility. The Company did not seek a waiver of these defaults and, as a result, all debt under the Senior Secured Credit Facility has been classified as a current liability. In connection with the merger with Briggs and Stratton Corporation (Note 11), all of the outstanding balances under the Senior Secured Credit Facility were paid.

11.      SUBSEQUENT EVENTS

         On March 21, 2001, Generac Portable Products, Inc. entered into an Agreement and Plan of Merger (the "Merger Agreement") with Briggs & Stratton Corporation ("Briggs"), GPP Merger Corporation, a wholly owned direct subsidiary of Briggs, and The Beacon Group III - Focus Value Fund, L.P., the majority shareholder of Generac ("Beacon"), providing for the merger of GPP Merger Corporation into Generac, with Generac as the surviving corporation. The closing of the merger occurred on May 15, 2001.

         Pursuant to the terms of the Merger Agreement, the existing shareholders of Generac and the holders of warrants to purchase Generac stock (collectively, the "Shareholders") will ultimately receive (a) $55 million, adjusted downward for purchase price adjustments related to the failure, if any, to meet certain targets for shareholders' equity and working capital minus the transaction costs of Generac and the Shareholders (the "Base Price"), plus (b) an amount (the "Earnout") equal to (A) 40% of the amount by which Generac's consolidated earnings before interest, taxes, depreciation and amortization, excluding unusual gains and losses, for the 12-month period ending June 30, 2002, multiplied by 6, exceeds the sum of the Base Price plus the transaction costs of Generac and the Shareholders plus the aggregate amount of indebtedness of Generac on a consolidated basis as of the closing of the Merger, minus (B) the amount, if any, payable to holders of options for Generac stock, which options will be cancelled in connection with the Merger. In no event, however, will the sum of the Base Price plus the transaction costs of Generac and the Shareholders plus the aggregate amount of indebtedness of Generac on a consolidated basis as of the closing of the Merger plus the Earnout plus the option payments exceed $350 million.

         In connection with the merger, Generac Portable Products, LLC and GPPW made a tender offer for the $110 million aggregate principal amount of outstanding Notes. All of the Notes were tendered pursuant to the offer and accepted for payment on May 15, 2001.

         The aggregate amount paid by Briggs to the Shareholders at closing was approximately $45 million, of which $8.1 million was placed in escrow, leaving a cash payment of approximately $36.9 million. This amount was derived as follows: stated price of $55 million, less a working capital adjustment of $6.5 million and transaction costs (including the Shareholders' portion of the tender offer fees and premium) of approximately $3.5 million.

         Debt paid by Briggs at closing approximated $218.5 million, comprised of $115.7 million for the tendered Notes (including $1.1 million of premium and $4.6 million of accrued interest), $15.3 million to retire Generac's zero coupon notes and $87.5 million to retire Generac's senior debt.

         The consideration payable and other terms of the Merger Agreement were determined by arms-length negotiations between the parties. The stockholders of Generac approved the Merger Agreement and the transactions contemplated thereby at a special meeting held on April 24, 2001.